Exhibit 99.1

                         [on CalAmp Corp. letterhead]

          CalAmp Reports FY 2005 Fourth Quarter and Year-End Results

        Company achieves record FY 2005 revenue of $220 million driven by 61% increase in the fourth quarter

Oxnard, CA, May 5, 2005 --- CalAmp Corp. (NASDAQ: CAMP), a leading provider of wireless solutions, today reported results for its fourth quarter and fiscal year ended February 28, 2005.

Fourth Quarter and Fiscal Year 2005 Results

Revenue for the fourth quarter of fiscal 2005 was $67.1 million, compared to $41.6 million for the fourth quarter of last year. Net income for the fiscal 2005 fourth quarter was $3.2 million or $0.14 per diluted share, compared to net income of $3.0 million, or $0.18 per diluted share for the fourth quarter of last year. The effective income tax rate was 36.1% in the latest quarter compared to negative 1.2% in the fourth quarter of last year.

For the year ended February 28, 2005 revenue was $220.0 million, compared to $128.6 million in the prior year. Net income during fiscal 2005 was $8.1 million, or $0.36 per diluted share, versus net income of $5.7 million, or $0.37 per diluted share, in the comparable period last year. Net cash provided by operating activities for fiscal 2005 was $12.5 million, compared to $6.1 million in fiscal 2004.

Fred Sturm, President and Chief Executive Officer, commented, "We are very pleased with our Products Division's performance, which generated over $60 million in revenues during the fourth quarter, up 19% on a sequential quarter basis and 50% year-over-year. Customer demand for satellite products was robust during the latest quarter, as we ramped up shipments of two new products introduced in the prior quarter to support our customers' multi-satellite and digital video recorder service offerings. It should be noted that the customer order rate for our satellite products slowed significantly in our fiscal 2006 first quarter, as our key customers began adjusting their inventory holding levels. We believe this is a temporary situation, and does not in our judgment represent a fundamental shift either in our market share or the DBS industry as a whole. We expect our satellite business to improve in the fiscal 2006 second quarter as our key customers reach their target inventory levels and resume normal ordering patterns."

Mr. Sturm continued, "Our Solutions Division's revenue was $6.3 million for the fourth quarter. While the Solutions Division fourth quarter operating loss was $2.1 million, our initiatives to eliminate losses in this division are beginning to gain traction. We expect that the Solutions Division's operating loss in the fiscal 2006 first quarter will be reduced significantly. It is our goal to bring this business into operating profitability by the fourth quarter of fiscal 2006."

Liquidity

As of February 28, 2005, the Company had total cash and cash equivalents of $31 million, with $10.6 million in total outstanding debt. Compared to the same period last year, total cash and cash equivalents were higher by $8.2 million, with total outstanding debt higher by $0.7 million. The increase in cash was primarily due to cash flow from operations of $12.5 million.

Business outlook

Commenting on the Company's fiscal 2006 first quarter outlook, Mr. Sturm said, "Based on our current visibility, we estimate that fiscal 2006 first quarter revenues will be in the range of $42 to $48 million, and that earnings will be in the range of $0.06 to $0.10 per diluted share, excluding one-time charges related to the recently completed Skybility acquisition. Additionally, we anticipate that second quarter revenues will be up significantly from the first quarter, and we are targeting 10% to 15% revenue growth for the full fiscal 2006 reflecting growth in our core business as well as the contributions of our recent strategic acquisitions made to diversify our markets and customer base."

Conference Call and Webcast

A conference call with simultaneous webcast to discuss fourth quarter and fiscal year 2005 financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. There will also be a live webcast of the call available on CalAmp's web site at www.calamp.com. Webcast participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

CalAmp's President and CEO Fred Sturm, and CFO Rick Vitelle will host the conference call. After the live webcast, a replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's web site.

About CalAmp Corp.

CalAmp is a provider of wireless products and engineering services that enable anytime/anywhere access to critical information, data and entertainment content. With comprehensive capabilities ranging from product inception through volume production, CalAmp delivers cost-effective high quality solutions to a broad array of customers and markets. CalAmp is the leading supplier of direct broadcast satellite (DBS) outdoor customer premise equipment to the U.S. satellite television market. The Company also provides wireless connectivity solutions for the healthcare industry, public safety organization, telemetry and asset tracking markets, enterprise-class 802.11 networks, and digital multimedia delivery applications. The Company is headquartered in Oxnard, California and has approximately 625 employees. Founded in 1981, CalAmp has been publicly traded since 1983 as NASDAQ: CAMP.

Forward Looking Statement

Statements in this press release that are not historical in nature are forward-looking statements, which involve known and unknown risks and uncertainties. Words such as "may," "will," "expect," "intend," "plan," "believe," "seek," "could," "estimate," "judgment," "targeting," and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including, general and industry economic conditions, competition, development factors, operating costs, the Company's ability to eliminate operating losses in its Solutions Division and make this business segment profitable, and other risks and uncertainties that are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:
       Crocker Coulson                          Rick Vitelle
       Partner                                  Chief Financial Officer
       CCG Investor Relations                   CalAmp Corp.
       (818) 789-0100                           (805) 987-9000
       crocker.coulson@ccgir.com


                           [TABLES FOLLOW]


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                                  CAL AMP CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited, in thousands except per share amounts)

                                    Three Months Ended         Year Ended
                                        February 28,          February 28,
                                   --------------------     ----------------
                                     2005         2004        2005      2004
                                    -----        ------      -----     -----
Revenues                          $67,137       $41,605     $220,027 $128,616

Cost of revenues                   54,683        35,179      178,649  110,950
                                   -------      --------    --------  -------

Gross profit                       12,454         6,426       41,378   17,666

Operating expenses:

  Research and development          2,130         1,427        8,320    5,363
  Selling                           1,746           666        6,397    2,336
  General and administrative        3,089         1,320       11,499    3,880
  Intangible asset amortization       436            26        1,643      104
  In-process research and development   -             -          471        -
                                    ------        ------     -------   ------
                                    7,401         3,439       28,330   11,683
                                    ------        ------     -------   ------
Operating income                    5,053         2,987       13,048    5,983

Non-operating income (expense), net    11           (49)        (120)    (243)
                                    ------        ------     -------   ------

Income before income taxes          5,064         2,938       12,928    5,740

Income tax provision               (1,830)           36       (4,852)     (26)
                                    ------        ------     -------   ------

Net income                         $3,234        $2,974      $ 8,076  $ 5,714
                                   =======       =======     =======  =======

Net income per share:
  Basic                             $0.14         $0.20        $0.38   $ 0.39
  Diluted                           $0.14         $0.18        $0.36   $ 0.37

Shares used in per share calculations:
  Basic                            22,438        14,885       21,460   14,791
  Diluted                          23,101        16,179       22,193   15,390


Business Segment Information (1)

                                    Three Months Ended        Year Ended
                                        February 28,         February 28,
                                     ------------------    ----------------
                                     2005        2004       2005      2004
                                    -----      ------      -----     -----
Revenue:
  Products Division               $60,855     $41,605     $194,835   $128,616
  Solutions Division                6,282           -       25,192        -
                                  -------     -------     --------    -------
    Total revenue                 $67,137     $41,605     $220,027   $128,616
                                  =======     =======      ========   =======

Gross profit
  Products Division               $11,259     $ 6,426     $ 35,765    $17,666
  Solutions Division                1,195           -        5,613        -
                                  -------     -------     --------    -------
    Total gross profit            $12,454     $ 6,426     $ 41,378    $17,666
                                  =======     =======     ========    =======

Operating income (loss)
  Products Division                $8,455     $ 3,591     $ 25,316    $ 8,112
  Solutions Division               (2,080)          -       (8,051)         -
  Corporate expenses               (1,322)       (604)      (4,217)    (2,129)
                                  -------     -------     --------    -------
Total operating income            $ 5,053     $ 2,987     $ 13,048    $ 5,983
                                  =======     =======     ========    =======


 (1) Effective with the acquisition of Vytek Corporation on April 12, 2004, CalAmp realigned its operations into a divisional structure in which CalAmp's existing Satellite and Wireless Access businesses were combined, together with Vytek's products manufacturing business, into a new Products Division. Vytek's principal operations, consisting of revenues generated by professional engineering services and the development of software applications, comprise the new Solutions Division.


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                                  CAL AMP CORP.
                           CONSOLIDATED BALANCE SHEETS
                           (Unaudited - In thousands)

                                                      February 28, February 28,
                                                          2005          2004
                                                          ----          ----
Current assets:
  Cash and cash equivalents                            $ 31,048       $ 22,885
  Accounts receivable, net                               27,027         18,579
  Inventories                                            21,465         20,253
  Deferred income tax assets                              6,118          2,404
  Prepaid expenses and other current assets               2,876          3,244
                                                       --------       --------

       Total current assets                              88,534         67,365

Equipment and improvements, net                           5,383          5,358
Deferred income tax assets, less current portion          5,285          4,359
Goodwill                                                 92,834         20,938
Other intangible assets, net                              4,028            200
Other assets                                                691            399
                                                       --------       --------
                                                       $196,755       $ 98,619
                                                       ========       ========

Current liabilities:
  Current portion of long-term debt                    $  2,897       $  3,603
  Accounts payable                                       18,389         17,395
  Accrued payroll and employee benefits                   3,652          1,513
  Other current liabilities                               3,127          2,211
  Deferred revenue                                        1,597              -
                                                       --------       --------
      Total current liabilities                          29,662         24,722

Long-term debt, less current portion                      7,679          7,690
Other non-current liabilities                             1,126            844

Stockholders' equity:
  Common stock                                              227            149
  Additional paid-in capital                            131,784         44,486
  Common stock held in escrow                            (2,548)             -
  Retained earnings                                      29,626         21,550
  Accumulated other comprehensive loss                     (801)          (822)
                                                       --------       --------
      Total stockholders' equity                        158,288         65,363
                                                       --------       --------
                                                       $196,755       $ 98,619
                                                       ========       ========

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                                        CAL AMP CORP.
                            CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited - In thousands)

                                                               Year Ended
                                                               February 28,
                                                               -----------
                                                          2005          2004
                                                          ----          ----

Cash flows from operating activities:
    Net income                                         $  8,076      $  5,714
    Depreciation and amortization                         4,340         3,400
    Write-off of in-process R&D                             471             -
    Equipment impairment writedowns                         241           739
    Gain on sale of equipment                               (76)         (227)
    Increase in equity associated with tax
     Benefit of stock option exercises                      388           430
    Deferred tax assets, net                              4,201          (233)
    Changes in operating working capital                 (5,105)       (3,729)
                                                        --------      -------
       Net cash provided by operating activities         12,536         6,094
                                                       --------       -------

Cash flows from investing activities:
    Capital expenditures                                 (2,359)       (3,693)
    Proceeds from sale of property and equipment          1,749         2,201
    Acquisition of Vytek, net of cash acquired           (1,776)            -
                                                       --------       -------
       Net cash used in investing activities             (2,386)       (1,492)
                                                       --------       -------

Cash flows from financing activities:
    Debt repayments, net of borrowings                   (3,043)       (4,281)
    Proceeds from stock option exercises                  1,056           617
                                                       --------       -------
       Net cash used in financing activities             (1,987)       (3,664)
                                                       --------       -------

Net change in cash                                        8,163           938
Cash at beginning of period                              22,885        21,947
                                                       --------       -------
Cash at end of period                                  $ 31,048       $22,885
                                                       ========       =======